SERIES G FLOATING RATE NOTE                                         Exhibit 4(e)

REGISTERED                                                      PRINCIPAL AMOUNT

NO.                          McDONALD'S CORPORATION
                           MEDIUM-TERM NOTE, SERIES G
                                (FLOATING RATE)                            CUSIP

               Due from One Year to 60 Years from Date of Issue

          IF THE REGISTERED OWNER OF THIS NOTE (AS INDICATED BELOW) IS THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC, THIS NOTE IS A GLOBAL SECURITY AND THE FOLLOWING LEGEND IS APPLICABLE: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES REPRESENTED HEREBY IN DEFINITIVE REGISTERED FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


          IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO STATED MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Issue Price:             %                        Original Issue Date:

Initial Interest Rate:   %                        Stated Maturity:

Specified Currency:
     (Applicable only if other than U.S. dollars)

     Option to Receive Payments in Specified Currency:     [_]   Yes    [_]   No
          (Applicable only if Specified Currency is other than U.S. dollars and if this Note is not a Book-Entry Note)

Method of Payment of Principal:
     (Applicable only if other than immediately available funds)

Authorized Denominations:
     (Applicable only if other than U.S. $1,000 and increments of $1,000 or if Specified Currency is other than U.S. dollars)

Base Rate:  [_] CD Rate   [_] CMT Rate  [_] Commercial Paper   [_] Federal Funds Rate  [_] LIBOR  [_] Treasury Rate  [_] Prime Rate
            [_] Other (see attached)

If Base Rate is CMT Rate, specify Designated CMT Telerate Page:

If Base Rate is LIBOR, specify:        LIBOR Reuters:                Designated LIBOR Page:                LIBOR Telerate:

Interest Reset Period:                 Index Currency:                                         Index Maturity:

Interest Reset Dates:
     (Applicable only if other than as described on the reverse hereof)

Interest Payment Dates:

Interest Accrual:
     (Applicable only if other than as described on the reverse hereof)

Spread Multiplier:                                                                             Spread (+/-):

Maximum Interest Rate:                                                                         Minimum Interest Rate:

Optional Redemption:

     Optional Redemption Dates:

     Redemption Prices:

        [_]    The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the initial Optional Redemption Date by % of the principal amount to be redeemed until the
               Redemption Price is 100% of such principal amount; provided, however, that if this Note is an Original Issue Discount
                                                                  --------  -------
               Note, the Redemption Price shall be the Amortized Face Amount of the principal amount to be redeemed.

        [_]    Other:

Sinking Fund:                                                                                  Amortizing Note:
     Sinking Fund Dates:                                                                            Amortization Schedule:
     Sinking Fund Amounts:

Optional Repayment:                                                                            Original Issue Discount Note:
     Optional Repayment Dates:                                                                      Total Amount of OID:
     Optional Repayment Prices:                                                                     Yield to Stated Maturity:
                                                                                                    Initial Accrual Period OID:

     McDONALD'S CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns, on the Stated Maturity shown above, the principal sum specified above (or so much thereof as shall then remain outstanding) in the currency specified above (the "Specified Currency") and to pay interest on the principal sum outstanding from time to time in the Specified Currency at the Initial Interest Rate shown above from and including the Original Issue Date shown above until but excluding the first Interest Reset Date shown above following the Original Issue Date and thereafter at the Base Rate shown above, adjusted by the Spread and/or Spread Multiplier, if any, shown above, determined in accordance with the provisions on the reverse hereof, until said principal amount is paid or duly provided for in accordance with the terms hereof. The interest so payable, and punctually paid or duly provided for, on each Interest Payment Date as specified on the face hereof shall, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest as specified on the face hereof, which, unless otherwise specified on the face hereof, shall be the date (whether or not a Business Day), 15 calendar days immediately preceding such Interest Payment Date. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the related Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder hereof on the related Regular Record Date. For purposes of this Note, "Business Day" means any day, other than Saturday or Sunday, that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in (a) The City of New York, (b) the City of Chicago, or (c) if the Specified Currency for this Note is other than U.S. dollars, or Euro, the Principal Financial Center (as defined below) of the country issuing such currency; (ii) if the Specified Currency for this Note is Euro, a day on which the TARGET System is operating or in any other place or any other days as may be specified herein; and (iii) if this Note is a LIBOR Note, a London Business Day. "Principal Financial Center" will generally be the capital city of the country issuing the currency or composite currency in which any payment in respect of this Note is to be made, except that with respect to Australian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the Principal Financial Center shall be Sydney, Frankfurt, Amsterdam, Milan and Zurich, respectively. "London Business Day" means (i) if the Index Currency (as defined on the face hereof) is other than Euro, any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is Euro, a day on which the TARGET System is operating or in any other place or any other days as may be specified herein.

     The principal hereof and any premium and interest hereon are payable by the Company in the Specified Currency shown above. If the Specified Currency shown above is other than U.S. dollars, the Company or the Paying Agent will (unless otherwise specified on the face hereof) arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof. The Holder hereof may, if so indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written notice to the Paying Agent not later than 15 calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to the Paying Agent received not later than 15 calendar days prior to the applicable payment date. If the Company determines that the Specified Currency is not available to the Company for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Holder hereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, and payments shall be in U.S. dollars, until the Company determines that the Specified Currency is again available to the Company for making such payments.

     If this Note is a Certificated Note, payments of interest in U.S. dollars (other than interest payable at Maturity) will be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Debt Security Register on the applicable Regular Record Date, provided that, if the
                                                         --------
Holder hereof is the Holder of U.S.$10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars determined as provided on the reverse hereof) or more in aggregate principal amount of Notes of like tenor and term, such U.S. dollar interest payments will be made by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder shall provide appropriate wire transfer instructions to the Paying Agent and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise specified on the face hereof, the principal hereof and any premium and interest hereon payable at Maturity will be paid in immediately available funds upon surrender of this Note at the Place of Payment. If this Note is a Global Security, beneficial owners of interest herein will be paid in accordance with DTC's and its participants' procedures in effect from time to time.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as if set forth in this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof (or by an Authenticating Agent, as provided in the Indenture) by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, McDonald's Corporation has caused this Note to be signed in its corporate name by the Chairman of the Board or its President or one of its Vice Presidents manually or in facsimile and a facsimile of its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:___________

                                        McDONALD'S CORPORATION


                                        By:___________________________________
                                           Senior Vice President and Treasurer

ATTEST:

By:_____________________________
   Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Debt Securities of the series designated herein provided for in the within mentioned Indenture.


Dated:___________

                                        FIRST UNION NATIONAL BANK,
                                             as Trustee

                                        BANK ONE TRUST COMPANY, N.A.,
                                             as Authenticating Agent

                                        By:________________________________
                                             Authorized Signatory

                            McDONALD'S CORPORATION
                          MEDIUM-TERM NOTE, SERIES G
                                (FLOATING RATE)

     This Note is one of a series of duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (the "Debt Securities") of a series hereinafter specified, all issued or to be issued in one or more series under a Senior Debt Securities Indenture, dated as of October 19, 1996 (herein called the "Indenture"), between the Company and First Union National Bank, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The Debt Securities may be issued in one or more series, which different series may be issued in various currencies, may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debt Security is one of the series designated on the face hereof, limited in aggregate initial public offering price or purchase price of up to U.S.$1,500,000,000 or the equivalent thereof in one or more foreign or composite currencies, including the Euro, subject to reduction as a result of the sale of other Debt Securities.
The U.S. dollar equivalent of the public offering price or purchase price of Notes denominated in a foreign or composite currency will be determined by an agent designated by the Company, which initially shall be Bank One Trust Company, N.A. (the "Paying Agent"), on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such currencies on the applicable trade dates.

     "Maturity", when used with respect to this Note, means the date on which the principal of this Note or an installment of principal becomes due and payable as provided herein or in the Indenture, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     Unless otherwise specified on the face hereof in the case of Notes represented by a Global Security, the authorized denominations of Notes denominated in U.S. dollars will be U.S.$1,000 and any larger amount that is a multiple of U.S.$1,000. The authorized denominations of Notes denominated in a currency other than U.S. dollars will be as set forth on the respective faces thereof.

     Each Note will be issued initially as either a Book-Entry Note or a Certificated Note.

     If the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Paying Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Paying Agent as of 11:00 a.m., New York City time, on the second Business Day before the applicable payment date (or, if no such rate is quoted on such date, the Paying Agent will use the last date on which such rate was quoted) from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (which may include the agents, their affiliates or the Paying Agent) selected by the Paying Agent for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such U.S. dollar payments. If no such bid quotations are available, then such payments will be made in the Specified Currency, unless the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in the next paragraph.

     If the Specified Currency is other than U.S. dollars and this Note is a Global Note, the Holder of a beneficial interest in this Global Note may elect to receive a payment or payments in the Specified Currency by notifying the DTC participant through which its Notes are held on or prior to the applicable Record Date of (1) the Holder's election to receive all or a portion of the payment in the Specified Currency, and (2) wire transfer instructions to an account located outside of the United States. DTC must be notified of an election and wire transfer instructions (1) on or prior to the third New York Business Day (as defined below) after the Record Date for any payment of interest, and (2) on or prior to the tenth New York Business Day after the Record Date for any payment of principal. DTC will notify the Paying Agent of an election and wire transfer instructions (1) on or prior to 5:00 p.m. New York City time on the fifth New York Business Day after the Record Date for any payment of interest, and (2) on or prior to 5:00 p.m. New York City time on the twelfth New York Business Day after the Record Date for any payment of principal. If complete instructions are forwarded to DTC through DTC participants and by DTC to the Paying Agent on or prior to such dates, such Holder will receive payment in the Specified Currency outside of DTC; otherwise, only U.S. dollar payments will be made by the Paying Agent to DTC.

     The term "New York Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

     Except as set forth below, if any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency (unless otherwise replaced by the Euro) or for the settlement of transactions by public institutions of or within the international banking community, then such payment shall be made in U.S. dollars until such currency is again available to the Company or so used. The amount so payable in such foreign currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

     If the principal of and any interest and premium, if any, on the Notes of a series is payable in any Specified Currency other than U.S. dollars and (i) the country of which such Specified Currency has been a currency of legal tender for the payment of public and private debts (the "Currency Country") becomes a Participating Member State (as defined below), then the Issuer may, solely at its option and without the consent of the Holders of such Notes or the need to amend the Indenture, on any Interest Payment Date after the EMU Date and after the date on which such country has become a Participating Member State has occurred, respectively (such Interest Payment Date, a "Redenomination Date"), redenominate all of the Notes of such series into Euros (whether or not any Other Securities (as defined below) are so redenominated) upon the giving of not less than 30 days' notice thereof in accordance with the terms of such Notes, which notice shall set forth the manner in which such redenomination shall be effected. If the Issuer elects to so redenominate a series of Notes, the Notes of such series shall be redenominated:

          (i) in such manner and subject to such procedures as the Issuer shall determine to be consistent with existing or anticipated market practice for the redenomination into Euros of debt obligations issued in the Euromarkets (whether denominated in such Specified Currency or otherwise) which are held in international clearing systems ("euromarket debt obligations"); or

          (ii) if no such determination as set out in clause (i) above is made, the Issuer shall convert the nominal Specified Currency amount of each Note of such series into Euros by using the Fixed Conversion Rate (as defined below) and rounding the resultant figure to the nearest cent (with 0.005 of a Euro being rounded upwards) (the "Redenominated Amount") and the Notes of the same series denominated in such Specified Currency shall be replaced either (1) by the Notes of the same series equal in value to the Redenominated Amount, denominated in Euros, each with a denomination of one cent; or (2) if the international clearing systems in which the Notes are then cleared and settled do not then accept for clearance and settlement redenominated euromarket debt obligations, each with a denomination of one cent, by Notes of the same series equal in value to the Redenominated Amount, denominated in Euros, each with a denomination of one Euro. Any balance remaining from a redenomination in accordance with clause (2) above shall be paid by way of cash adjustment. Such cash adjustment shall be payable in Euros on the Redenomination Date to, or to the order of, the Holders of the Notes of such series in a manner substantially similar to that provided herein for the payment of interest on the Notes.

     Despite the above procedures, the Issuer may, solely at its option and without the consent of the Holders of the Notes or a series or the need to amend the Indenture, upon the giving of not less than 30 days' irrevocable notice thereof in accordance with the terms hereof (which notice shall set forth the manner in which such further redenomination shall be effected), elect that, with effect from the Redenomination Date for such series or such later Interest Payment Date as it may specify (the "Specified Date"), the denominations of the Notes of such series shall be one cent (if applicable), Euro 1, Euro 10, Euro 100, Euro 1,000, Euro 10,000, Euro 100,000 and Euro 1,000,000; provided, however, that in no event shall the
minimum denominations of such Notes after the Redenomination Date with respect thereto be lower than the equivalent of any minimum denominations of such Notes required by law, regulation or market practice. If the Issuer so elects, the then-existing Euro-denominated Notes of a series ("Original Euro Notes") shall be exchangeable for Notes of such new denomination ("New Euro Notes") having the same aggregate nominal amount as the Original Euro Notes so exchanged, in accordance with procedures to be set forth in the relevant notice of redenomination.

     The definitions of Business Day and Market Day that shall apply to the Notes for payments on or in respect thereof following any redenomination thereof and for all other purposes under the Notes and under the Indenture shall be (A) business day and market day definitions for fixed or floating rate (as applicable) Euro-denominated debt obligations issued in the Euromarkets and held in international clearing systems which are consistent with existing or anticipated market practices as determined by the Issuer or (B) if no such Business Day and Market Day definitions are so determined, the definitions of Business Day and Market Day which applied to such Notes before redenomination or
(C) if the Issuer would be unable to make payments on the Notes on the date that payment is expressed to be due if (B) above were to apply, such other business day and market day definitions as are determined by the Issuer.

     If the Notes of a series are to be consolidated with Other Securities (as defined below) by reference to the same Interest Payment Date as a redenomination of the Notes of such series into Euros or to an Interest Payment Date following the Interest Payment Date by reference to which the Notes of such series are redenominated in Euros, the provisions below concerning consolidation of Notes shall apply with effect from the Consolidation Date (as defined below) for such consolidation.

     If a Note redenominated in accordance with this section is a Floating Rate Security, the rate of interest that shall apply to such Note from, and including, the Interest Payment Date falling on or immediately prior to the Redenomination Date shall be (i) the interest rate which applied to such Note prior to the redenomination, with "Euros" substituted for the Specified Currency specified for such Note, unless such interest rate is inconsistent with the then-existing or anticipated market practice for Euro-denominated Euromarket debt obligations with floating rate interest payments of frequencies identical or substantially similar to the frequency of interest payments hereunder and held in international clearing systems, as determined by the Issuer, or (ii) if such interest rate is so inconsistent, the interest rate which is consistent with the then-existing or anticipated market practice for Euro-denominated Euromarket debt obligations and held in international clearing systems, in each case with such interest rate equal to the interest rate applicable hereto (adjusted as aforesaid) plus or minus any spread indicated in the Pricing Supplement for such Notes, as determined by the Issuer.

     Unless and until the Notes of a series redenominated in accordance with the provisions hereof are to be consolidated with Other Securities in accordance with the provisions below concerning consolidation of Notes, the interest accrual basis and the provisions of the Notes of such series relating to the source and determination of such interest accrual basis that shall apply to such Notes from, and including, the Interest Payment Date falling on or immediately prior to the Redenomination Date shall be (i) the interest accrual basis and such provisions which applied to such Notes prior to such redenomination, unless such interest accrual basis is and/or such provisions are inconsistent with the then-existing or anticipated market practice for Euro-denominated debt obligations issued in the euromarkets with fixed rate or floating rate interest payments (as the case may be) of frequencies identical or substantially similar to the frequency of interest payments under such Notes, based, in the case of floating interest rate payments, on the reference rate applicable to such Notes prior to the Redenomination Date and held in international clearing systems as determined by the Issuer or (ii) if the interest accrual basis which applied to such Notes prior to the Redenomination Date is and/or such provisions are so inconsistent, the interest accrual basis and/or the provisions of the Notes of such series relating to the source and determination of such interest accrual basis, as the case may be, which is consistent with the then-existing or anticipated market practice for Euro-denominated debt obligations issued in the euromarkets with fixed rate or floating rate interest payments (as the case may be) of frequencies identical or substantially similar to the frequency of interest payments under such Notes, based, in the case of floating interest rate payments, on the reference rate applicable to such Notes (adjusted as aforesaid) and held in international clearing systems as determined by the Issuer.

     The Issuer may, with the consent of the Trustee, and without the need to obtain the consent of the Holder of any Note, make any changes or additions to the terms of the Notes of a series which (i) the Issuer or the Trustee believes are necessary or appropriate to facilitate the implementation of the practical aspects of this section as they relate to such Notes in the context of the introduction of the Euro or (ii) correct any clear error or any ambiguity or correct or supplement any defective provisions described herein and which changes or additions the Issuer and the Trustee believe are not materially prejudicial to the interests of the Holders of the Notes of such series. Any such change or addition shall be binding on the Issuer, the Holders of the Notes of such series, the Trustee, the Paying Agents and any other agent of the Issuer. The Issuer shall promptly give notice of any such change or addition.

     "EMU" means Economic and Monetary Union as contemplated by the Treaty of Rome;

     "EMU Date" means the day on which the third stage of EMU has started or events have occurred which have substantially the same effects and which result in substantially the same consequences as the effects and consequences of the start of third stage of EMU as contemplated by the Maastricht Treaty in effect as of the date of the Indenture;

     "Euro" means the single or unified currency to be introduced in the Participating Member States, whether known as the Euro or otherwise;

     "Fixed Conversion Rate" with respect to any Specified Currency means the irrevocably fixed conversion rate between the Euro and such Specified Currency adopted by the Council of the European Union according to Article 109 1(4) first sentence of the Treaty of Rome;

     "Maastricht Treaty" means the treaty on European Union which was signed in Maastricht on February 1, 1992 and came into force on November 1, 1993;

     "Participating Member State" means a member state of the European Community that adopts the Euro in accordance with the Treaty of Rome; and

     "Treaty of Rome" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty, establishing the European Community, as amended from time to time.

     If (i) the principal of and any interest and premium (if any) on the Notes of a series is payable in any Specified Currency other than U.S. dollars and
(ii) after the EMU Date, the Currency Country has become a Participating Member State, then, subject to the provisions below, the Issuer may, without the consent of the Holders of such Notes or the need to amend the Indenture, on any Interest Payment Date after the EMU Date (as defined above) has occurred (or if that day is not a business day in any location(s) which is or are determined by the Issuer to be necessary or appropriate for the consolidation of the Notes of such series, the next following day which is a business day in such location(s)) (each a "Consolidation Date"), and on the giving of not less than 30 days' notice prior to the Interest Payment Date falling on or immediately prior to the relevant Consolidation Date in accordance with the terms hereof (which notice shall detail the manner in which consolidation shall be effected), consolidate the Notes of such series with one or more series of Other Securities, provided, however, (i) that such consolidation may only be carried out if the Notes of such series and the Other Securities to be consolidated have been redenominated in Euros on or before the Interest Payment Date falling on or immediately prior to the relevant Consolidation Date (if not already so denominated), and (ii) that no Event of Default under the Notes of such series or other event which, with the giving of notice or the passage of time or both, would be an Event of Default under the Notes of such series, or any similar event under the terms of such Other Securities, has occurred and is continuing.

     "Other Securities" means, at any time, any one or more series of other Notes or other notes or bonds of the Issuer which (i) are issued pursuant to the Indenture or an indenture supplemental thereto and have the same or substantially the same terms and conditions (as then in effect and which have not lapsed), and the benefit of the same rights, as the Notes of a series (other than in relation to the currency of original denomination and/or the denomination and/or the terms and conditions of Notes of such series relating to business days or interest accrual bases and/or the stock exchange(s) (if any) on which such other Notes or other notes or bonds are listed and/or the clearing systems through which such other Notes or other notes or bonds are cleared and settled and/or redenomination into Euros and/or notices) and (ii) have been designated by the Issuer as falling within clause (i) above and remain so designated.

     The Issuer may exercise its right referred to above if it determines that the Notes of a series and Other Securities which it proposes to consolidate (collectively, the "Consolidating Securities") will, with effect from the date of their consolidation, (i) be cleared and settled on an interchangeable basis with the same securities identification numbers through the main clearing systems through which the Notes of such series and the relevant Other Securities were cleared and settled immediately prior to consolidation unless on the date of such proposed consolidation it will be impossible to so clear and settle the Consolidating Securities in one or more of such main clearing systems, in which case the Consolidating Securities need not so clear and settle through such unavailable clearing system(s) unless it would be materially prejudicial to the Holders of the Notes of such series who hold their Notes through such clearing system(s) and (ii) if either the Notes of such series or the relevant Other Securities were listed on any European stock exchange on which debt obligations issued in the Euromarkets are customarily listed immediately prior to the consolidation contemplated hereby, be listed on at least one such exchange.

     Notwithstanding the preceding paragraph, the definitions of Business Day and Market Day that shall apply to a Note for payments on or in respect of such Note following consolidation thereof shall be (A) business day and market day definitions for fixed or floating rate (as applicable) Euro-denominated debt obligations issued in the Euromarkets and held in international clearing systems which are consistent with existing or anticipated market practice as determined by the Issuer, or (B) the component business days included in the Business Day and Market Day which applied to such Note and the business day and market day definitions which applied to the relevant Other Securities for payments thereon or in respect thereof prior to consolidation or (C) if the Issuer would be unable to make payments on such Note on the date that payment is expressed to be due if (B) above were to apply, such other business day and market day definitions as are determined by the Issuer.

     The interest accrual basis and the provisions of the Notes of a series relating to the source and determination of such interest accrual basis that shall apply to the Notes of such series consolidated in accordance with the provisions hereof from, and including, the Interest Payment Date falling on or immediately prior to the Consolidation Date shall remain the same if the Other Securities which have been consolidated with such Notes had the same interest accrual basis and the same such provisions prior to such consolidation as applies to such Notes. If such Other Securities do not have such same interest accrual basis and/or the same such provisions, then notwithstanding the provisions above concerning redenomination of Notes, the interest accrual basis and/or the provisions of the Notes of such series relating to the source and determination of such interest accrual basis, as the case may be, that shall apply to such Notes from, and including, the Interest Payment Date falling on or immediately prior to such Consolidation Date shall be (i) the interest accrual basis and/or such provisions which applied to such Notes prior to their consolidation, unless such interest accrual basis is and/or such provisions are inconsistent with the then-existing or anticipated market practice for Euro-denominated debt obligations issued in the Euromarkets with fixed rate or floating rate interest payments (as the case may be) of frequencies identical or substantially similar to the frequency of interest payments thereunder and held in international clearing systems, as determined by the Issuer, or (ii) if the interest accrual basis which applied to such Notes prior to their consolidation is and/or such provisions are so inconsistent, the interest accrual basis and/or the provisions of the Notes of such series relating to the source and determination of such interest accrual basis, as the case may be, which is consistent with the then-existing or anticipated market practice for Euro-denominated debt obligations issued in the Euromarkets with fixed rate or floating rate interest payments (as the case may be) of frequencies identical or substantially similar to the frequency of interest payments hereunder and held in international clearing systems, as determined by the Issuer.

     On a consolidation pursuant to the provisions hereof, the Issuer may without the need to obtain the consent of Holders of the affected Notes, alter the nominal amounts in which such Notes are denominated as a result of any previous redenomination of such Notes.

     Upon any consolidation of the Notes of a series represented by a Global Note with any series of Other Securities so represented, the Issuer may change the depositary(ies) which hold(s) the Notes of such series and/or the relevant Other Securities either physically or on behalf of the clearing system(s) through which the Notes of such series and/or the relevant Other Securities are held and/or issue a replacement Global Note or Global Notes representing such Notes. Notes of series represented by Certificated Notes must be exchanged for Notes represented by a Global Note prior to any consolidation hereunder. If such exchange is not possible pursuant to the terms of such Notes, no such consolidation of such Notes with Other Securities represented by a Global Note may take place.

     The Issuer undertakes to the Holders of the Notes of a series consolidated in accordance with the provisions hereof that, following a consolidation of the Notes of such series with a series of Other Securities, it shall, in dealing with the Holders of the Notes of such series, have regard to the interests of such Holders and the Holders of the relevant Other Securities alike.

     The Issuer may, with the consent of the Trustee, and without the need to obtain the consent of the Holders of any Note, make any changes or additions to the terms of the Notes of a series which (i) the Issuer or the Trustee believes are necessary or appropriate to facilitate the implementation of the practical aspects of this section as they relate to such Notes in the context of the relevant consolidation or (ii) correct any manifest error or any ambiguity or correct or supplement any defective provisions described herein, and which changes or additions the Issuer and the Trustee believe are not materially prejudicial to the interests of the Holders of the Notes of such series. Any such change or addition shall be binding on the Issuer, the Holders of the Notes of such series, the Trustee, the Paying Agents and any other agent of the Issuer. Any such change or addition shall be considered to be made by operation of the terms of the relevant Notes. The Issuer shall promptly give notice of any such change or addition.

     Except as provided in the Note or in the Pricing Supplement with respect to the redenomination of the Notes of a series into Euros or the consolidation of a series of Notes with other series of Notes upon or subsequent to such conversion, the occurrence or non-occurrence of an EMU Event (as defined below) or the entry into force of any law, regulation, directive or order requiring redenomination or consolidation to be undertaken on terms different than those described herein, will not have the effect of altering any term of, or discharging or excusing performance under, the Indenture or Notes, nor give the Issuer, the Trustee or the Holder of such Notes, the right unilaterally to alter or terminate the Indenture or Notes or give rise to any Event of Default or otherwise be the basis for any acceleration, early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms of the Indenture or Notes. The occurrence or non-occurrence of an EMU Event will be considered to occur automatically pursuant to the terms of the Notes. For purposes hereof, "EMU Event" means any event associated with EMU in the European Community, including, without limitation, each (and any combination) of (i) the fixing of exchange rates between the currency of a Participating Member State and the Euro or between the currencies of Participating Members States; (ii) the introduction of the Euro as lawful currency in a Participating Member State; (iii) the withdrawal from legal tender of any currency that, before the introduction of the Euro, was lawful currency in any of the Participating Member States; or (iv) the disappearance or replacement of a relevant rate option or other price source for the national currency of any participating Member State, or the failure of the agreed sponsor (or a successor sponsor) to publish or display a relevant rate, index, price, page or screen.

     If so specified on the face hereof, the Company may, at its option, redeem this Note in whole, or from time to time in part in accordance with the procedures set forth in the Indenture, on the date or dates designated as the Optional Redemption Date(s) on the face hereof, at the Redemption Price(s) specified on the face hereof declining from a specified premium, if any, to par, together with accrued interest to the Optional Redemption Date. The Company may exercise such option by causing the Trustee or the Paying Agent to mail a notice of such redemption at least 30 but not more than 60 days prior to the applicable Optional Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If so specified on the face hereof, this Note will be repayable prior to its Stated Maturity at the option of the Holder on the Optional Repayment Date(s) shown on the face hereof at the Optional Repayment Price(s) shown on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Paying Agent must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed; or (ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with the form duly completed must be received by the Paying Agent by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note, provided that the
                                                       --------
principal amount of this Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be canceled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

     Unless otherwise specified on the face hereof, this Note will not be subject to any sinking fund. Any such sinking fund shall be administered in accordance with the terms specified on the face hereof and otherwise as set forth in the Indenture.

     Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Note as of the Optional Redemption Date or the Optional Repayment Date, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Stated Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note, if it is an Original Issue Discount Note, exceed its principal amount.

     This Note will bear interest from its Original Issue Date to the first Interest Reset Date (as defined below) at the Initial Interest Rate set forth on the face hereof. Thereafter, the interest rate hereon for each Interest Reset Period (as defined below) will be determined by reference to the Base Rate or Rates specified on the face hereof, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof. The Base Rates that may be specified on the face hereof are the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Treasury Rate, the Prime Rate or any other Base Rate or formula specified on the face hereof. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     As specified on the face hereof, this Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be specified on the face hereof, the interest rate will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     The interest rate hereon will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" specified on the face hereof, and the first day of each Interest Reset Period being an "Interest Reset Date"). Unless otherwise specified on the face hereof, the Interest Reset Dates will be, if this Note resets daily, each Business Day; if this Note (unless this Note is a Treasury Rate Note) resets weekly, Wednesday of each week; if this Note is a Treasury Rate Note that resets weekly, Tuesday of each week (except as provided below under "Determination of Treasury Rate"); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, the third Wednesday of each of the two months of each year specified on the face hereof; and if this Note resets annually, the third Wednesday of one month of each year specified on the face hereof. If an Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Unless otherwise specified on the face hereof, the interest payable hereon on each Interest Payment Date shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date or Maturity, as the case may be. Unless otherwise specified on the face hereof, accrued interest shall be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day shall be computed by dividing the interest rate in effect on such day by 360 if the Base Rate specified on the face hereof is the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year, if the Base Rate specified on the face hereof is the Treasury Rate or the CMT Rate.
For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the rate of interest hereof will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Unless otherwise specified on the face hereof and except as provided below, interest will be payable, if this Note resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof; if this Note resets quarterly, on the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, on the third Wednesday of each of the two months of each year specified on the face hereof; and if this Note resets annually, on the third Wednesday of one month of each year specified on the face hereof (each such day being an "Interest Payment Date") and, in each case, at Maturity. If an Interest Payment Date (other than at Maturity) would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is LIBOR and such Business Day would fall in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

     If the Maturity of this Note falls on a day that is not a Business Day, the required payment of principal, premium (if any) and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after Maturity to the date of such payment on the next succeeding Business Day.

     The Company has appointed and entered into an agreement with an agent (a "Calculation Agent") to calculate the interest rates on Floating Rate Notes. Unless otherwise specified on the face hereof, Bank One Trust Company, N.A. shall be the Calculation Agent. At the request of the Holder hereof, the Calculation Agent will provide to such Holder the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

     Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

Determination of CD Rate

     If the Base Rate specified on the face hereof is the CD Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and any Spread and/or Spread Multiplier, if any, specified on the face hereof. The "CD Rate" for each Interest Reset Period shall be:

          (1) the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof, as published in H.15(519) under the caption "CDs (secondary market)", or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on such Calculation Date, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money market banks (in the market for negotiable U.S. certificates of deposit) with a remaining maturity closest to the particular Index

     Maturity in an amount that is representative for a single transaction in that market at that time, or

          (4) if the dealers so selected by the Calculation Agent are not quoting offered rates as mentioned in clause (3), the CD Rate for such Interest Reset Period will be the CD Rate in effect on such CD Rate Determination Date, or if none, the initial Interest Rate.

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the earlier of (i) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next Business Day or (ii) the Business Day immediately before the applicable Interest Payment Date or Maturity, as the case may be.

Determination of Commercial Paper Rate

     If the Base Rate shown on the face hereof is the Commercial Paper Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and any Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent as:

          (1) of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof, as published in H.15(519) under the caption "Commercial Paper--Nonfinancial", or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the Calculation Date (as defined below), then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the Index Maturity specified on the face hereof as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper--Nonfinancial", or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on such Calculation Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof placed for industrial issuers whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating organization, or

               (4) if the dealers so selected by the Calculation Agent are not quoting offered rates as mentioned in clause (3), the "Commercial Paper Rate" for such Interest Reset Period will be the Commercial Paper Rate in effect on such Commercial Paper Rate Determination Date, or if none, the Initial Interest Rate.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

     Money Market Yield =        D  x  360  x  100
                            ----------------------
                                  360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next Business Day or (ii) the Business Day immediately before the applicable Interest Payment Date or Maturity, as the case may be.

Determination of Federal Funds Rate

     If the Base Rate specified on the face hereof is the Federal Funds Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Federal Funds Rate" for each Interest Reset Period shall be:

          (1) the effective rate on the second Business Day immediately prior to the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for U.S. dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Telerate Page 120"), or

          (2) if the rate referred to in clause (1) does not so appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on such Calculation Date, then the "Federal Funds Rate" for such Interest Reset Period shall be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Determination Date, or

          (4) if fewer than three brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the "Federal Funds Rate" for such Interest Reset Period will be the Federal Funds Rate in effect on such Federal Funds Rate Determination Date, or, if none, the Initial Interest Rate.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Federal Funds Rate Determination Date or, if such day is not a Business Day, the next Business Day or (ii) the Business Day immediately before the applicable Interest Payment Date or Maturity, as the case may be.

Determination of LIBOR

     If the Base Rate specified on the face hereof is LIBOR, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified on the face hereof. If LIBOR is indexed to the offered rates for deposits in a currency other than U.S. dollars, the method for determining such rate will be specified on the face hereof. If LIBOR is indexed to the offered rate for U.S. dollar deposits, "LIBOR" for each Interest Reset Period shall be determined by the Calculation Agent as follows:

          (1) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable LIBOR Determination Date (defined below) that appears on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M., London time, on such LIBOR Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR in respect of the related LIBOR Determination Date will be determined in accordance with the provisions described in clause (3) below, or

          (2) on the second London Business Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent will determine if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used), calculated by the Calculation Agent, for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the related Interest Reset Date, that appear on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M.,

     London time, on such LIBOR Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or

          (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on such LIBOR Determination Date as specified in clause (1) or
     (2), as applicable, with respect to this LIBOR Note and an Interest Reset Period to which this clause (3) applies, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include the agents or their affiliates), as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be calculated by the Calculation Agent as the arithmetic mean of such quotations, or

          (4) if fewer than two quotations referred to in clause (3) are provided, LIBOR determined on such LIBOR Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M. in the applicable Principal Financial Center, on such LIBOR Determination Date by three major banks (which may include the agents or their affiliates) in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated on the face hereof and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time, provided however, that, or

          (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR determined as of such LIBOR Determination Date will be LIBOR in effect on such LIBOR Determination Date.

     "Calculation Date" pertaining to LIBOR shall be the LIBOR Determination
Date.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     "Index Currency" means the currency (including composite currencies) specified on the face hereof as the currency for which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

     "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to Australian dollars, Deutsche marks, Dutch guilders, U.S. dollars, Italian lire, Swiss francs and Euro, the Principal Financial Center shall be Sydney, Frankfurt, Amsterdam, The City of New York, Milan, Zurich and Brussels, respectively.

Determination of Treasury Rate

     If the Base Rate specified on the face hereof is the Treasury Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Treasury Rate" for each Interest Reset Period will be:

          (1) the rate from the auction ("Auction") held on the Treasury Rate Determination Date (defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, under the caption "INVESTMENT
     RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Telerate Page 57"), or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the U.S. Department of the Treasury, or

          (4) if the rate referred to in clause (3) is not so announced by the U.S. Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the Treasury Rate Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

          (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the Treasury Rate

     Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

          (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the Treasury Rate Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Treasury Rate Determination Date, of three leading primary U.S. government securities dealers (which may include the agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified herein, or

          (7), if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on such Treasury Rate Determination Date, or if none, the Initial Interest Rate.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury Bills would normally be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Note whose Base Rate is the Treasury Rate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Treasury Rate Determination Date, or if such day is not a Business Day, the next Business Day or (ii) the Business Day immediately before the applicable Interest Payment Date or Maturity, as the case may be.

     The "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                Bond Equivalent Yield  =      D x N       x 100
                                         ----------------
                                            360-(D x M)

where "D" refers to the applicable annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

Determination of Prime Rate

     If the Base Rate specified on the face hereof is the Prime Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Prime Rate" for each Interest Reset Period will be determined by the Calculation Agent as:

          (1) of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Prime Rate Determination Date") and shall be the rate published in H.15(519) under the caption "Bank Prime Loan", or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the Calculation Date (as defined below), then the "Prime Rate" for such Interest Reset Period on such Prime Rate Determination Date shall be as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the Calculation Date, then the "Prime Rate" for such Interest Reset Period on such Prime Rate Determination Date calculated by the Calculation Agent shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Determination Date, or

          (4) if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on the related Calculation Date, the "Prime Rate" will be the rate calculated by the Calculation Agent on the Prime Rate Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date by three major banks (which may include the agents or their affiliates) in The City of New York selected by the Calculation Agent, or

          (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate of such Interest Reset Period will be the Prime Rate in effect on such Prime Rate Determination Date, or, if none, the Initial Interest Rate.

     The "Calculation Date" pertaining to a Prime Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Prime Rate Determination Date or, if such day is not a Business Day, the next Business Day or (ii) the Business Day immediately before the applicable Interest Payment Date or Maturity, as the case may be.

Determination of CMT Rate

     If the Base Rate specified on the face hereof is the CMT Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof.

     Unless otherwise specified on the face hereof, the "CMT Rate" for each Interest Reset Period will be determined by the Calculation Agent and shall be the rate:

  (1) if CMT Telerate Page (as defined below) is 7051, as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CMT Determination Date") is specified hereof:

          (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified hereof as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Telerate Page 7051"), for such CMT Determination Date, or

          (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for such CMT Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities", or

          (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on such CMT Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

          (d) if the rate referred to in clause (c) is not so published, the rate on such CMT Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the Calculation Date relating to such CMT Determination Date of three leading primary U.S. government securities dealers in The City of New York (each, a "Reference Dealer"), selected by the Calculation Agent from five
     Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on such CMT Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on such CMT Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (g) if fewer than five but more than two prices referred to in clause
     (f) are provided as requested, the rate on such CMT Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

          (h) if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described in clause (g), the "CMT Rate" will be the CMT Rate in effect on such CMT Determination Date, or if none, the Initial Interest Rate.

     (2) if CMT Telerate Page is 7052:

          (a) the percentage equal to the one-week or one-month, as specified hereof, average yield for U.S. Treasury securities at "constant maturity" having the Index Maturity specified hereof as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the CMT Determination Date falls, or

          (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7052 by 3:00 P.M., New York City time, on the related Calculation Date, the percentage equal to the one-week or one-month, as specified herein, average yield for U.S. Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the CMT Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

          (c) if the rate referred to in clause (b) does not so appear in H.15(519) by 3:00 P.M., New York City time, on the related Calculation Date, the one-week or one-month, as specified herein, average yield for U.S. Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Determination Date falls, or

          (d) if the rate referred to in clause (c) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CMT Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular CMT Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f) if the Calculation Agent cannot obtain three prices referred to in clause (d), the "CMT Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity specified on the face hereof and a remaining term to maturity closest to the Index Maturity specified on the face hereof and in an amount of at least $100 million, or

          (g) if fewer than five but more than two Reference Dealers are quoting as referred to in clause (f), then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

          (h) if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described in clause (g), the "CMT Rate" will be the CMT Rate in effect on such CMT Determination Date, or if none, the Initial Interest Rate.

     If two U.S. Treasury securities with an original maturity greater than the Index Maturity specified hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the U.S. Treasury security with the shorter original remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     The "Calculation Date" pertaining to any CMT Determination Date shall be the earlier of (i) the tenth day after such CMT Determination Date or, if such day is not a Business Day, the next Business Day or (ii) the Business Day immediately before the applicable Interest Payment Date or Maturity, as the case may be.

     If this Note is a Global Security, ownership of beneficial interests herein will be limited to participants in DTC or persons that hold interests through such participants, and the transfer of beneficial interests herein will be effected only through records maintained by DTC (and with respect to interests of participants in DTC) and by participants in DTC or persons that may hold interests through such participants (with respect to persons other than participants in DTC).

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Person surrendering the same.

     If this Note is a Global Security, this Note is exchangeable only if (x) DTC notifies the Company that it is unwilling or unable to continue as depositary for this Note or if at any time DTC ceases to be in good standing under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor depositary within 90 days after the Company receives such notice or becomes aware that DTC is no longer in good standing; or (y) the Company in its sole discretion determines that this Note shall be exchanged for Certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note (if a Global Security) will not be entitled to have this Note or Notes represented by this Note registered in their names or receive physical delivery of Notes in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Debt Security register of the Company, upon surrender of this Note for registration of transfer at the offices or agencies as may be designated and maintained by the Company for such purpose in accordance with the provisions of the Indenture, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for purposes of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     If an Event of Default shall occur and be continuing with respect to the Notes, the unpaid principal of all Notes may be declared due and payable in this manner and with the effect provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of each series of the Debt Securities at the time outstanding (as defined in the Indenture) to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of all such series; provided,
                                                                 --------
however, that no such supplemental indenture shall, among other things, (i)
-------
extend the fixed maturity of any Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount or premium if any, thereon, or make the principal thereof, or premium if any, or interest, if any, thereon payable in any coin or currency other than that hereinabove provided, without the consent of the Holder of each Debt Security so affected or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of maturity thereof, or (ii) reduce the aforesaid percentage of Debt Securities the Holders of which are required to consent to any such supplemental indenture, without the consent of Holders of each Debt Security so affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or upon any Note issued upon the transfer hereof or in exchange therefor or in lieu hereof.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin and currency, herein prescribed.

     No recourse shall be made for the payment of the principal of or the interest on this Note or for any claim based herein or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, stockholder, officer or director, as such past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule or law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common                 UNIF GIFT MIN ACT-   _______Custodian _____________________________________
TEN ENT  -as tenants by the entireties                                                   ________ (Cust) ________ (Minor)
JT ENT   -as joint tenants with right of                                                Under Uniform Gifts to Minors Act
          survivorship and not as tenants
          in common                                                                ______________________________ (State)

                             Additional abbreviations may also be used though not in the above list
                           ____________________________________________________________________________

                               OPTION TO ELECT REPAYMENT

        The undersigned hereby irrevocably requests and instructs the Company to repay $__________ principal amount of the within Note, pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date of repayment, to the undersigned at:

____________________________________________________________


____________________________________________________________
(Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note.

        For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, the City and State of New York, located initially at the office of the Registrar at Bank One Trust Company, N.A./First Chicago Trust Company of New York, 14 Wall Street - 8th Floor, Window 2, New York, New York 10005, Attention:
Corporate Trust Administration.


Dated:  _______________     ____________________________________________________
                            Note: The signature to this Option to Elect
                            Repayment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 Please Insert Social Security or Other
   Identifying Number of Assignee

________________________________________________________________


________________________________________________________________
Please Print or Typewrite Name and Address of Assignee

________________________________________________________________
the within Instrument of McDONALD'S CORPORATION and all rights thereunder, hereby does irrevocably constitute and appoint

____________________________________Attorney
to transfer such Note on the books of McDONALD'S CORPORATION with full power of substitution in the premises.


Dated:  __________________     _________________________________________________
                                                    Signature


NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.